UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2023.

CANNONAU CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-145876	84-2870437
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

937 Old Seneca Turnpike Road
Skaneateles, New York 13252
(Address of principal offices)

(315) 558-3702
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	CNNC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 – Change in Control of Registrant

On October 23, 2023, Brooklands Trust Ltd., an Antigua West-Indies corporation, represented by is CEO & Chairman of the Board, Markwin H. Maring, purchased from Aquamarine, LLC, a Utah limited liability company represented by its only and managing Member Carmen J. Carbona, 220,050,000 shares of the Common Stock of the Registrant or approximately 91% Percent of the 241,815,632 shares of Common Stock that are issued and outstanding as of the date hereof.  As a result, on that date, a change in control of the Registrant took place.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.01 of this current report on Form 8-K is incorporated in this Item 5.02 by reference.

On October 23, 2023, Carmen J. Carbona resigned from all positions, including Director, President, Secretary and Treasurer, of Cannonau Corp. (the “Company”).

Her resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 23, 2023, the stockholders of the Company holding a majority in interest of the Company’s voting equity, approved by written consent and the members of the board of directors of the Company, and approved by unanimous written consent, the appointment of Markwin H. Maring as its Chairman of the Board, and appointed him as its new President, Secretary and Treasurer.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Resignation Letter of Carmen J. Carbona dated October 25, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2023	Cannonau Corp.

By: /s/ Markwin H. Maring
___Markwin H. Maring